Exhibit 10.76
Conversion Notice
Effective October 1, 2018, Andeavor was acquired by Marathon Petroleum Corporation (“MPC”) by merger, with Andeavor LLC (also referred to here as “Andeavor”) being the surviving corporate entity. This transaction was the “Merger.” In connection with the Merger, MPC and Andeavor filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including MPC’s registration statement on Form S-4 (the “Registration Statement”) that includes a definitive joint proxy statement/prospectus and was declared effective by the SEC on August 3, 2018. You may obtain the documents free of charge at the SEC’s website, www.sec.gov, from MPC at its website, www.marathonpetroleum.com, or by contacting MPC’s Investor Relations at 419.421.2414.
As a result of and at the effective time of the Merger, various outstanding equity and equity-type awards were converted. Awards under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan (“2011 LTIP”) and the Tesoro Corporation 2006 Long-Term Incentive Plan (“2006 LTIP”), and various inducement option awards granted by Andeavor, were converted as explained below. This notice applies to you, as applicable to the type(s) of equity and/or equity-type awards you may hold under the 2011 LTIP and/or the 2006 LTIP and/or as the holder of any inducement option awards.
1. Andeavor Market Stock Unit Awards under the 2011 LTIP (each an “Andeavor MSU”).
Each outstanding Andeavor MSU in respect of Andeavor common stock was adjusted as follows:

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first, to account for the effect of the Merger, the Andeavor MSU was converted into a time-based restricted stock unit (“RSU”) award with the number of restricted stock units earned based on the greater of (i) the target number of MSUs or (ii) actual performance at the time of the Merger, with actual performance determined by the multiplying factor of the average closing stock price for the 30 trading days prior to the Merger over the average closing stock price for the 30 trading days prior to the Grant Date, capped at 200%; and

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second, converted to an award denominated in shares of MPC common stock with the number of shares of MPC common stock covered by the award as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award.

The number of converted Andeavor MSUs was determined by Andeavor’s Compensation Committee in consultation with the Chief Executive Officer of MPC and in accordance with the Andeavor MSU award agreements. The number of RSUs under the converted Andeavor MSU is reflected in the award holder’s Fidelity Stock Plan account.
2. Andeavor Performance Share Awards under the 2011 LTIP (each an “Andeavor PSA”).
Each outstanding Andeavor PSA in respect of Andeavor common stock was adjusted as follows:

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first, to account for the effect of the Merger, converted into a time-based Andeavor RSU award with the number of RSUs earned based on the greater of (i) the target number of RSUs or (ii) actual performance at the time of the Merger; and

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second, converted the award to an award denominated in shares of MPC common stock and calculated the number of shares of MPC common stock covered by the award as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award.

The number of converted Andeavor PSAs was determined by Andeavor’s Compensation Committee in consultation with the Chief Executive Officer of MPC and in accordance with the Andeavor PSA award agreements. The number of RSUs under the converted Andeavor PSA is reflected in the award holder’s Fidelity Stock Plan account.
3. Andeavor Restricted Stock Unit Awards under the 2011 LTIP (each an “Andeavor RSU”).
Each outstanding Andeavor RSU in respect of Andeavor common stock was adjusted as follows:

•	first, to account for the effect of the Merger, converted into a time-based Andeavor RSU award; and

•
second, converted the award to an award denominated in shares of MPC common stock and calculated the number of shares of MPC common stock covered by the award as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award.

The number of RSUs under the converted Andeavor RSU is reflected in the award holder’s Fidelity Stock Plan account.
4. Andeavor Restricted Stock Awards under the 2011 LTIP (each an “Andeavor RSA”).
Each outstanding Andeavor RSA in respect of Andeavor common stock was adjusted by converted the award to an award denominated in shares of MPC common stock and calculated the number of shares of MPC common stock covered by the award as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award.
The number of restricted shares of MPC common stock under the converted Andeavor RSA is reflected in the award holder’s Fidelity Stock Plan account.
5. Andeavor Option Awards under the 2006 LTIP (each an “Andeavor Option”).
Each outstanding Andeavor Option in respect of Andeavor common stock was adjusted as follows:

•	first, to account for the effect of the Merger, converted into an award of nonqualified stock options to purchase MPC common stock;

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second, the number of shares of MPC common stock covered by the converted award was calculated as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award; and

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third, the exercise price per share of the converted award was set an amount equal to (rounded up to the nearest whole cent) (a) the exercise price per share applicable to the award divided by (b) 1.87.

The exercise price and number of shares of MPC common stock covered by the converted Andeavor Option is reflected in the award holder’s Fidelity Stock Plan account.
6. Andeavor Inducement Option Awards (each an “Andeavor Inducement Option”).
Each outstanding Andeavor Inducement Option in respect of Andeavor common stock was adjusted as follows:

•	first, to account for the effect of the Merger, converted into an award of nonqualified stock options to purchase MPC common stock;

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second, the number of shares of MPC common stock covered by the converted award was calculated as the product (rounded down to the nearest whole number) of (a) 1.87 multiplied by (b) the number of shares of Andeavor common stock covered by the award; and

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third, the exercise price per share of the converted award was set an amount equal to (rounded up to the nearest whole cent) (a) the exercise price per share applicable to the award divided by (b) 1.87.

The exercise price and number of shares of MPC common stock covered by the converted Andeavor Inducement Option is reflected in the award holder’s Fidelity Stock Plan account.
Terms of Converted Awards.
Each converted continues to be governed by the underlying award agreement, as modified by this document. Generally, each such converted award differs from the related award prior to its conversion in the following ways, as applicable to the specific award type as based on the original award’s provisions:

1.
The Andeavor MSUs and Andeavor PSAs are now time-based RSU awards denominated in shares of MPC common stock, which means that the converted award represents the right to receive a specified number of shares of MPC common stock upon the satisfaction of the time-based vesting and continuous employment criteria set forth in the award agreement, but it is no longer subject to adjustment based on stock price or the achievement of any other performance criteria described in the award agreement.

2.
The Merger constituted a “Change in Control” as defined in the applicable award and the protections contained in the award that apply following a Change in Control are now in effect for the duration specified in the award, to the extent not otherwise modified by any separate agreement entered into by the award holder and MPC and any of its affiliates.

3.	References to any “severance plan sponsored by the Company” or similar phrases in the applicable award will include severance plans sponsored by MPC and its affiliates, including Andeavor.

4.	You will not be in violation of the restrictive covenant (if any) contained in an applicable award by providing the services prohibited in the restrictive covenant to MPC or MPLX LP.

5.	Any notices related to a converted award should be directed to the following:
Marathon Petroleum Company LP
539 South Main Street
Findlay, OH 45840
Attention: Jonathan M. Osborne

For the avoidance of doubt (a) if your employment transfers to MPC or its affiliates, that will not be considered a termination of employment or ceasing to be an employee of Andeavor or its subsidiaries for purposes of the applicable converted award and active employment with MPC or its affiliates will be considered active employment with Andeavor and its subsidiaries for purposes of the applicable converted award and (b) the Administrator of each converted award is the Compensation Committee of the Board of Directors of MPC.

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